COMMON STOCK SUBSCRIPTION AGREEMENT

by and among

NABUFIT GLOBAL, INC.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

NOTHING IN THIS DOCUMENT CONSTITUTES AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE SECURITIES DESCRIBED IN THE ATTACHED DOCUMENT HAVE NOT BEEN, AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE OR LOCAL SECURITIES LAWS.

COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON STOCK SUBSCRIPTION AGREEMENT, dated as of September ____, 2017 (this “Agreement”), is by and among NABUFIT GLOBAL, INC., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, certain shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning specified in Section 3.2.

“Company” has the meaning set forth in the introductory paragraph.

“Company Financial Statements” has the meaning specified in Section 3.9.

“Common Share Price” means $0.30.

“Common Shares” has the meaning specified in the recitals.

“Company SEC Documents” has the meaning specified in Section 3.8.

“Company Stock Plan” means the Company’s 2016 Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” has the meaning specified in Section 3.9.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Material Adverse Effect” means a material adverse effect on the management, condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon the Company and its Subsidiaries or their respective businesses or any change in any applicable Law, or the interpretation thereof.

“Operative Documents” means, collectively, this Agreement and any amendments, supplements, continuations or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Preferred Stock” has the meaning specified in Section 3.2.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means, with respect to a particular Purchaser, the number of Common Shares equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Common Share Price.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

“U.S. Persons” as defined Rule 902(k)(1), which are (1) any natural person resident in the United States; (2) any partnership or corporation organized or incorporated under the laws of the United States; (3) any estate of which any executor or administer is a U.S. person; (4) any trust or which any trustee is a U.S. person; (5) any agency or branch of a U.S. person located outside the United States; (6) any  non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (7) a discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or, if an individual, resident in the United States; and (8) an partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors under Rule 501(a) of the Securities Act who are not natural persons, estates or trusts.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Shares, and each Purchaser agrees, severally and not jointly, to pay the Company the Common Share Price for each Purchased Share.

Section 2.2 Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at such time and place as the Company and Purchaser determine (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles, electronic copies or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares, in whole or in part, to the extent permitted by applicable Law):

(a) the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b) (i) the representations and warranties of the Company (A) set forth in Sections 3.1, 3.2 and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c) the Company shall have delivered, or caused to be delivered, to such Purchaser at the Closing, the Company’s closing deliveries described in Section 2.5.

Section 2.4 Company’s Conditions. The obligation of the Company to consummate the issuance and sale of the Purchased Shares to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b) such purchase has received the risk factors set forth on Exhibit A, attached hereto.

(c)such purchase shall have completed the questionnaire on Appendix I to the signature page, attached hereto.

(d)such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date; and

(c) such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.6,

Section 2.5 Deliveries by the Company. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will deliver (or cause to be delivered) the following:

(a)evidence of issuance of a certificate evidencing the Purchased Shares or the Purchased Shares credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.11, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws; and

(b) the Registration Rights Agreement with respect to the Purchased Shares, which shall have been duly executed by the Company;

Section 2.6 Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, each Purchaser is delivering (or causing to be delivered) the following:

(a) the Purchase Price payable by such Purchaser in accordance with Schedule A, by wire transfer of immediately available funds;

(b) the Registration Rights Agreement with respect to the Purchased Shares, which shall have been duly executed by such Purchaser; and

(c) a cross-receipt executed by such Purchaser and delivered to the Company certifying that such Purchaser has received the Purchased Shares from the Company on the Closing Date.

Section 2.7 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Existence. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct the businesses in which it is currently engaged and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and four hundred thousand (400,000) shares of preferred stock (“Preferred Stock”), having a par value of $0.0001. As of the close of business on August 31, 2017, there were (i) 1,012,294 shares of Common Stock outstanding and (ii) no shares of Preferred Stock outstanding.

Section 3.3 Subsidiaries. The Company has no subsidiaries.

Section 3.4 No Conflict. The execution, delivery and performance of this Agreement and the issuance and sale of the Purchased Shares will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) their respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

Section 3.5 Authority.

(a) Each of the Operative Documents has been or will be validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser or its Affiliate, as applicable (if either such Purchaser or its Affiliate is a party thereto), constitutes, or will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(b) The Purchased Shares have been duly authorized and, when the Purchased Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Purchased Shares will be validly issued, fully paid and nonassessable; the stockholders of the Company have no preemptive rights with respect to the Purchased Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as described or disclosed in the Company SEC Documents there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

Section 3.6 Approvals. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws.

Section 3.7 Compliance with Laws. The Company is not in violation of any Law applicable to the Company, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8 Periodic Reports. All forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. The Company’s auditor is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.8 Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.9 No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.10Risk Factors.  Purchaser has received and reviewed the risk factors set forth on Exhibit A.

Section 3.11No General Solicitation; No Advertising. The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act

Section 3.11No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.6 Investment. The Purchased Shares are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are not U.S. Persons or “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state or country, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Shares, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.7 Nature of Purchaser.  Each Purchaser represents and warrants:

(a) Purchaser is not a U.S. Person and is and is not acquiring the Shares for the account or benefit of any U.S. person or is a U.S. person who purchased the Shares in a transaction that did not require registration under the Securities Act.  No “directed selling efforts” (as such term is defined under Rule 903 to Regulation S of the Securities Act) to the Purchase has been made within the United States; and

(c)Such Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser. Such Purchaser or its Representatives has been afforded the opportunity to ask questions of the Company or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right

(i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Purchaser understands and acknowledges that its purchase of the Purchased Shares involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares.

Section 4.8 Restricted Securities. Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with regards to Regulation S.  The Shares have not been registered under the Securities Act or the securities laws of any state of the United States and are subject to certain restrictions on transfer. The sale of the Purchased Securities are offered only to non-U.S. persons (within the meaning of Regulation S under the Securities Act) outside the United States under Regulation S under the Securities Act. We have not authorized its use for any other purpose. Such Purchaser understands that hedging transactions involving the Purchased Securities may not be conducted unless in compliance with the Securities Act. In addition,  the offer or sale of the Shares, if made prior to the expiration of the six month distribution compliance period, may not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor); and  the offer or sale, if made prior to the expiration of the six-month distribution compliance period, is made pursuant to the following conditions: (a) the purchaser certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act; and (b)the  purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act

Section 4.9 Reliance Upon such Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

Section 4.10 Short Selling. Such Purchaser has not engaged in any Short Sales involving Common Shares owned by it between the time it first began discussions with the Company about the transaction contemplated by this Agreement and the date of execution of this Agreement.

Section 4.11 Legend; Restrictive Notation. Purchases of the Shares made in reliance upon Regulation S, will, until the expiration of a six month “distribution compliance period” within the meaning of Rule 903 of Regulation S with respect to the Shares.  Purchaser understands that the certificates evidencing the Purchased will bear the following legend or restrictive notation:

THIS SECURITY WILL BE OFFERED ONLY OUTSIDE OF THE UNITED STATES TO NON-U.S. PERSONS, PURSUANT TO THE PROVISIONS OF REGULATION S OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S.

PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL THAT SUCH SALE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED AFTER SIX CONSECUTIVE MONTHS BEGINNING ON THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT”.

Section 4.12 Ownership of Securities. Such Purchaser and its Affiliates do not, as of the date hereof, own five percent or more of the Company’s issued and outstanding capital stock.

Section 4.13 Company Information. Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR at www.sec.gov , the Company’s website or otherwise) all Company SEC Documents, as well as all press releases issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchaser contemplated by this Agreement related specifically to the acquisition of the Purchased Shares. Without limiting the foregoing, each of the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. Each Purchaser agrees that its trading activities, if any, with respect to Company’s securities will be in compliance with all applicable state and federal securities laws, rules and regulations. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided that, the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.

Section 5.2 Non-Public Information. On or before 9:30 a.m., New York local time, on the Business Day immediately following the date hereof, the Company may issue a press release (the “Press Release”) announcing the entry into this Agreement and describing the terms of the transactions contemplated by the Operative Documents and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the issuance of the Press Release. On or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Operative Documents, and including as an exhibit to such Current Report on Form 8-K the Operative Documents, in the form required by the Exchange Act.

Section 5.3  Transfer Procedure; Stop-Transfer Notices; Refusal to Transfer.  Prior to transferring any Purchased Securities, Purchaser shall deliver to the Company a written notice stating: (i) Purchaser’s bona fide intention to make a permitted transfer of its Purchased Securities; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Purchased Securities to be transferred to each proposed transferee; and (iv) the exemptions under applicable state and federal securities laws upon which Purchaser is relying in making the proposed transfer.  Purchaser shall also deliver to the Company a written agreement executed by the transferee or other recipient of Purchased Securities pursuant to which such transferee agrees to be bound by the transfer restrictions set forth herein as was Purchaser.  Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company shall not be required (a) to transfer on its books any Purchased Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Purchased Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Purchased Securities shall have been so transferred.

Section 5.4Lock-Up Period.  Purchaser hereby agrees that Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Purchased Securities or other securities of the Company, nor shall Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Purchased Securities or other securities of the Company, during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) following the effective date of the first registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  Purchaser further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation ,the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.1.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Company Related Party shall be entitled to recover special, consequential or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 6 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser. All indemnification obligations of the Company and the Purchaser pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company by delivery of an agreement to be bound to the terms of this Agreement and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company).

Section 7.5 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Purchaser shall continue to be bound by such confidentiality agreement.

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to any Purchaser:

To the respective address listed on Schedule B hereof

(b) If to NABUFIT GLOBAL, Inc.:

626 East 1820 North

Orem, Utah 84097

Attention: Bob Bench

with a copy to:

Carman Lehnhof Israelsen, LLP

299 South Main Street, Suite 1300

Salt Lake City, Utah 84111

Attention: J. Martin Tate

Email: mtate@clilaw.com

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.8 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.10 Termination

(a) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before December 21, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.11(b) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 2.3 or Section 2.4 to be satisfied at such time;

(c) In the event of the termination of this Agreement as provided in this Section 7.11, (1) this Agreement shall forthwith become null and void and (2) there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Company; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.11 Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NABUFIT GLOBAL, INC.

By:
Name:	Brian Palm Svaneeng Mertz
Title:	CEO

Signature Page to

Common Stock Subscription Agreement

The foregoing Common Stock Subscription Agreement for Units of Membership Interest in NABUFIT GLOBAL, INC. is hereby agreed to by the undersigned as of the ________ of September, 2017.

________________________________Fill in Mailing Address only

Subscriber Name (Please Print)if different from Residence Address:

______________________________________________________________

Residence or Office AddressMailing Address

______________________________________________________________

______________________________________________________________

City, State, Zip Code

State in which Subscription Agreement

signed if other than state of residence orSignature of Subscriber office:

________________________________By:  ___________________________

Signature of Authorized Representative

(if not an individual)

TOTAL CAPITAL CONTRIBUTION $____________ (1 share per $0.30)

NUMBER OF SHARES

Date of execution by Subscriber:  ________________, 2017

Signature Page to

Common Stock Subscription Agreement

Appendix I

1)  FOR INDIVIDUALS

INITIAL EACH BOX TRUE OR FALSE OR COMPLETE, AS APPROPRIATE

Verification of Status as “Accredited Investor” under Regulation D

1.	☐ True	☐ False

You are a natural person (individual) whose own net worth, taken together with the net worth of your spouse, exceeds $1,000,000.  Net worth for this purpose means total assets (excluding your primary personal residence) in excess of total liabilities.  The value of your primary residence is not included in your net worth calculation. In addition, any mortgage or other loan on the residence does not count as a liability up to the fair market value of the residence.  If the loan is for more than the fair market value of the residence (i.e., if your mortgage is underwater), then the loan amount that is over the fair market value counts as a liability under the net worth test. Further, any increase in the loan amount on your primary residence in the 60 days prior to your purchase of the securities (even if the loan amount does not exceed the value of the residence) will count as a liability as well. The reason for this is to prevent net worth from being artificially inflated through converting home equity into cash or other assets.

2.	☐ True	☐ False

You are a natural person (individual) who had an individual income in excess of $200,000 in each of the two previous years, or joint income with your spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.

3.	☐ True	☐ False	You are a director or executive officer of the Companies.
4.	☐ True	☐ False	You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of investing in the Interests.
5.	☐ True	☐ False	You are not an “Accredited Investor” or not an entity consisting of “Accredited Investors”.

Disclosure of Foreign Citizenship

1.	☐ True	☐ False	You are a citizen of a country other than the United States.
2.	__________		If the answer to the preceding question is true, specify the country of which you are a citizen.

FOR ENTITIES OTHER THAN INDIVIDUALS

INITIAL EACH BOX TRUE OR FALSE

Verification of Status as “Accredited Investor” under Regulation D

1.	☐ True	☐ False

You are either (i) a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity; (ii) a broker dealer; (iii) an insurance company; (iv) an investment company or a business development company under the Investment Company Act of 1940; (v) a Small Business Investment Company licensed by the U.S. Small Business Administration; or (vi) an employee benefit plan whose investment decision is being made by a plan fiduciary, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan whose total assets are in excess of $5,000,000 or a self-directed employee benefit plan whose investment decisions are made solely by persons that are accredited investors.

2.	☐ True	☐ False	You are a private business development company as defined under the Investment Advisers Act of 1940.
3.	☐ True	☐ False

You are either (i)  an organization described in Section 501(c)(3) of the Internal Revenue Code; (ii) a corporation; (iii) a Massachusetts or similar business trust; or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered and in each case with total assets in excess of $5,000,000.

4.	☐ True	☐ False	You are a special purpose entity as to which all the equity owners are accredited investors.
5.	☐ True	☐ False	You are a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person.
6.	☐ True	☐ False

You (i) were not formed, and (ii) are not being utilized, primarily for the purpose of making an investment in the Companies (and investment in the Companies does not exceed 40% of the aggregate capital committed to you by your partners, shareholders or others).

7.	☐ True	☐ False

You are, or are acting on behalf of, (i) an employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not-such plan is subject to ERISA; or (ii) an entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F.R. § 2510.3-101.

For example, a plan that is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account are employee benefit plans within the meaning of Section 3(3) of ERISA but generally are not subject to ERISA.

8.	☐ True	☐ False	You are, or are acting on behalf of, such an employee benefit plan, or are an entity deemed to hold the assets of any such plan or plans (i.e., you are subject to ERISA).
9.	☐ True	☐ False	You are a U.S. pension trust or governmental plan qualified under Section 401(a) of the Code or a U.S. tax-exempt organization qualified under Section 501(c)(3) of the Code.
10.	☐ True	☐ False	You rely on the “private investment company” exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 to avoid registration and regulation under such Act.

Disclosure of Foreign Ownership

1.	☐ True	☐ False	You are an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States (a “Foreign Entity”).
2.	☐ True	☐ False	You are a government other than the government of the United States or of any state, territory or possession of the United States (a “Foreign Government”).
3.	☐ True	☐ False

You are a corporation of which, in the aggregate, more than one-fourth of the capital stock is owned of record or voted by Foreign Citizens, Foreign Entities, Foreign Corporations (as defined below) or Foreign Company (as defined below) (a “Foreign Corporation”).

4.	☐ True	☐ False

You are a general or limited partnership of which any general or limited partner is a Foreign Citizen, Foreign Entity, Foreign Government, Foreign Corporation or Foreign Company (as defined below) (a “Foreign Company”).

5.	☐ True	☐ False	You are a representative of, or entity controlled by, any of the entities listed in items 1 through 4 above.

Schedule A – List of Purchasers and Commitment Amounts

Name of PurchaserPurchase PriceNumber of Shares

A-1

Schedule B – Notice and Contact Information

 Name of PurchaserAddressEmail

B-1

Exhibit A

The purchase of the Shares involves a high degree of risk including, but not necessarily limited to, the risks described below.  Before subscribing for the Shares, the Purchaser should consider carefully the following risk factors, as well as the other information contained in the Agreement.

Risks Related to Our Business and Strategy

The Company has no operations on which to evaluate its business and determine if it will be able to execute our business plan, and can give no assurance that operations will result in profits.

On August 31, 2017, NABUfit Global, Inc. sold its interest in each of its three subsidiaries which included all of the Company’s operations. It presently has no business operations and is therefore considered a “shell”.

We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We have historically incurred substantial net losses, including those net losses set forth in the Company’s most recent quarterly and annual report.  We expect our net losses to continue as a result of ongoing overhead and administrative expenses. These net losses have had, and will continue to have, a negative impact on our working capital, total assets and stockholders’ equity.

The Company relies on loans and on sales of its debt and equity securities to continue operations. If the Company is unable to raise funds through sales of its securities, there can be no assurance that the Company will be able to implement a business plan, generate sustainable revenue or ever achieve profitable operations. The Company expects to have operating losses until such time as it develops a substantial and stable revenue base. The Company cannot assure you that it can achieve or sustain profitability on a quarterly or annual basis in the future.

If we do not obtain adequate financing, our business will fail.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

We require funding to develop our business as planned, over the next 24 months.  If we do not secure the funding from this offering or otherwise, we may not be able to develop our business and distribute our product, which will prevent us from generating revenues and achieving profitability.

We anticipate that we will require funding in the amounts being sought in this offering to search and acquire a business. Our failure to raise such capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

 Risks Related to Being a Public Company

Our management team has limited experience managing a public company.

Most members of our management team have limited, or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the OTC Markets. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations cause us to incur significant legal and financial compliance costs and make some activities more time-consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934, or the Exchange Act, is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to remain eligible for quotation on the OTC Markets.

We are currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We are required to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

Risks Related to Ownership of Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

•	actual or anticipated fluctuations in our financial condition and operating results;
•	actual or anticipated changes in our growth rate relative to our competitors;
•	strategic transactions undertaken by us;
•	additions or departures of key personnel;
•	prevailing economic conditions;
•	sales of our Common Stock by our officers, directors or significant stockholders;
•	future sales or issuances of equity or debt securities by us;
•	business disruptions caused by earthquakes, tornadoes or other natural disasters; and
•	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Future sales of our Common Stock or securities convertible or exchangeable for our Common Stock may cause our stock price to decline.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the lock-up and legal restrictions on resale lapse, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

We also plan to file a registration statement in the near future for the shares issued in the Share Exchange and other holders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, subject to the lock-up agreements described above. Sales of such shares could cause the price of our Common Stock to decline.

 Our Common Stock is or may become subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Based on the beneficial ownership of our Common Stock at August 31, 2017, our officers and directors, together with holders of 5% or more of our outstanding common stock before the Offering and their respective affiliates, will beneficially own approximately 65% of our Common Stock. Accordingly, these stockholders will have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change in control of the Company, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the company or our assets and might affect the prevailing price of our Common Stock. The significant concentration of stock ownership may negatively impact the price of our Common Stock due to investors’ perception that conflicts of interest may exist or arise.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Exchange, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, as amended, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Although we intend to register such shares for sale under the Securities Act, our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.  Furthermore, to the extent shares of Common Stock were purchased by Non- U.S. Persons pursuant to Regulation S, such shares may not be transferred within the United States or to a “U.S. Person” unless such transfer is made pursuant to registration under the Securities Act, pursuant to an exemption therefrom, or in a transaction outside the United States pursuant to the resale provisions of Regulation S.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on the company. If no securities or industry analysts commence coverage of the company, the price for our Common Stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, our stock price could decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price could decline. If one or more of these analysts cease coverage of the company or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price and trading volume to decline.

 The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

Forward-Looking Statements

The Disclosure Materials contain certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the development of the Company’s business.  The forward-looking statements included herein are based on current expectations and assumptions that involve numerous risks and uncertainties.  Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate.  As a result, there can be no assurance that the forward-looking statements included in this Agreement shall prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other entity that the objectives and plans of the Company shall be achieved.

The foregoing list of risk factors does not purport to be complete and does not describe all of the risks relating to an investment in the Company.  Some of the other risks of an investment in the Company are nor foreseen or fully discernable, understood or recognizable by the Company.  Purchaser should read the Disclosure Materials and consult with their own legal and financial advisers before investing in the Company.